UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010 tw telecom inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 3, 2010, tw telecom inc. issued a press release announcing that its wholly owned subsidiary, tw telecom holdings inc., plans to offer $430 million aggregate principal amount of senior notes due 2018 in a private offering to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States under Regulation S under the Securities Act (the “Offering”). The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This report does not constitute an offer to sell, or the solicitation of an offer to purchase, securities. Any offers of the securities will be made only by means of a private offering memorandum. The securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On March 3, 2010, tw telecom inc. issued a press release announcing that tw telecom holdings inc. has commenced a cash tender offer (the “Tender Offer”) for any and all of the $400 million in aggregate principal amount outstanding of its 9 1/4% Senior Notes due 2014 (the “9 1/4% Senior Notes”).

In connection with the Tender Offer, tw telecom holdings inc. is soliciting consents to certain proposed amendments to the indenture governing the 9 1/4% Senior Notes to, among other things, eliminate substantially all of the restrictive covenants and certain events of default, modify the redemption notice period, and eliminate or modify related provisions contained in the indenture.

The Tender Offer is subject to the satisfaction or waiver of certain other conditions set forth in the Offer to Purchase, including, among other things, receipt of the requisite number of consents to the proposed amendments to the indenture governing the 9 1/4% Senior Notes and tw telecom holdings inc’s consummation of the Offering. The press release is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

This report does not constitute an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the 9 1/4% Senior Notes that are the subject of the Tender Offer. The Tender Offer may only be made pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press Release dated March 3, 2010, relating to a private offering of senior notes by tw telecom holdings inc.

Exhibit 99.2	Press Release dated March 3, 2010, relating to the launch of a tender offer by tw telecom holdings, inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By:	/s/ TINA DAVIS
Name:	Tina Davis
Title:	Senior Vice President and Deputy General Counsel

Dated: March 3, 2010

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

99.1	Press Release dated March 3, 2010, relating to a private offering of senior notes by tw telecom holdings inc.

99.2	Press Release dated March 3, 2010, relating to the launch of a tender offer by tw telecom holdings, inc.